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                                                                   EXHIBIT 10.32
                                2006-1 AMENDMENT
                                     TO THE
                                 STEELCASE INC.
                           RESTORATION RETIREMENT PLAN
                         (EFFECTIVE AS OF MARCH 1, 1998)
                            ------------------------

                  This 2006-1 Amendment to the STEELCASE INC. RESTORATION RETIREMENT PLAN ("Plan") is adopted by Steelcase Inc. ("Employer"). The amendment is effective as of March 1, 1998, except as otherwise indicated.

                  Pursuant to Section 7.1 of the Plan, Employer amends the Plan as follows:

                                       A.

                  The heading and the first sentence of Section 6.2 are amended as follows:

                  6.2      PAYMENT OF PRE-2005 CREDITS.

                           (i) During Life. The vested portion of the
Participant's Account attributable to amounts treated as deferred prior to January 1, 2005 shall be paid or begin to be paid on or about the April 1 following the Fiscal Year in which separation from service occurs.

                                       B.

                  A new Section 6.2(B) is added as follows:


                           (B)      PAYMENT OF POST-2004 CREDITS.


                                    (i) During Life. The vested portion of the
                  Participant's Account attributable to amounts treated as deferred on or after January 1, 2005 shall be paid or begin to be paid on or about the April 1 following the Fiscal Year in which separation from service occurs. A Participant may elect to have the payment made in either of the following ways or any combination thereof:


                                            (a) In one lump sum, or


                                            (b) In annual installments over four
                           years using the "declining digits" method (i.e., the first payment is 1/4 of the vested portion of the Account balance, the second 1/3 of the remaining vested


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                           balance, the third 1/2 of the remaining vested
                           balance and the fourth the entire remaining vested balance).


                                            The Participant's election under
                           this Section shall be filed in writing with the Committee. The Participant's election shall be effective if filed with the Committee by the December 31 preceding the Plan Year in which the amount is earned by the Participant. If no timely election is made by a Participant, payment shall be made in one lump sum payment.


                                    (ii) Death. In the event of death of a
                  Participant before payment of all benefits due, any amount remaining of the vested portion of the Participant's Account will be made to the Participant's Beneficiary in a single lump sum or in annual installments over a four year period, using the declining digits method, provided the Participant so elected in accordance with subsection (i) above.


                                    (iii) Key Employees. Notwithstanding the
                  preceding provisions of this Section 6.2(b), no payment shall be made to a "key employee," as defined in Internal Revenue Code Section 416(i) for at least 6 months after such key employee's separation from service with Employer unless such payment is specifically permitted by Treasury regulations issued under the American Jobs Creation Act of 2004.

                                       C.

                  A new Section 8.9 is added as follows:

                  8.9      AMERICAN JOBS CREATION ACT OF 2004.

                  Notwithstanding any provisions of the Plan to the contrary, the Plan will be operated in compliance with Internal Revenue Code Section 409A with respect to amounts treated as deferred on or after January 1, 2005.

                                       D.

                  In all other respects, the Plan is unchanged.

                  IN WITNESS OF WHICH, Employer executes this 2006-1 Amendment to the Plan.


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                                 STEELCASE INC.


Dated:  January 20, 2005                   By  /s/ Nancy W. Hickey
                --                            ------------------------
                                              Nancy W. Hickey

                                              Its Senior Vice President, Chief
                                              Administrative Officer



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